Pricing Supplement No.32N Dated February 16, 2000      Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's. 333-94393
Prospectus Supplement dated February 11, 2000)          and 33-64261

THE CHASE MANHATTAN CORPORATION


[ ]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to One Hundred Years from Date of Issue

[X] Subordinated Medium Term Notes , Series A Due From
	Nine Months to One Hundred Years from Date of Issue

	Principal Amount: $25,000,000.00
	Issue Price: 100.00%
	Commission : $468,750.00
	Proceeds to Company:  $24,531,250.00

	Agent: MERRILL LYNCH


	Agent's Capacity:  [ ]     As agent    [X]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[X]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 28, 2000
	Stated Maturity:	   	MARCH 2, 2015

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
   	Interest Rate:8.05%

[ ]Floating Rate Note:   CD[ ]   Commercial Paper Rate [  ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:

	Int.Determ.Dates :
	Interest Payment Dates: Monthly on the 28th day
                         beginning March 28, 2000


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [  ]

CALLABLE: In whole only or in part, on each payment date, in February and August beginning February 2003, upon 30 days notice.
          30 days notice.